As filed with the Securities and Exchange Commission on January 29, 2016
___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 29, 2016
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
_____________________

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On January 29, 2016, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its fourth quarter and full year 2015 earnings. A copy of the January 29, 2016 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.’s Press Release dated January 29, 2016

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: January 29, 2016 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

3

EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.’s Press Release dated January 29, 2016

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports Fourth Quarter and Full Year 2015
Earnings and Announces Quarterly Dividend

New York, January 29, 2016 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported a net loss of $3.1 million or $0.23 basic loss per share for the fourth quarter of 2015 compared with net income of $2.7 million or $0.20 basic earnings per share for the fourth quarter of 2014. Loss before income tax benefit was $4.2 million for the fourth quarter of 2015 compared with income before income tax provision of $9.6 million for the fourth quarter of 2014. Revenue for the fourth quarter of 2015 was $230.4 million compared with revenue of $254.9 million for the fourth quarter of 2014, a decrease of 9.6%.
For the year ended December 31, 2015, the Company reported net income of $2.0 million or $0.14 basic earnings per share compared with net income of $8.8 million or $0.65 basic earnings per share for the year ended December 31, 2014, a decrease of 77.8%. Income before income tax provision for the year ended December 31, 2015 was $6.7 million compared with income before income tax provision of $25.7 million for the year ended December 31, 2014, a decrease of 73.9%. Revenue for the year ended December 31, 2015 was $928.4 million, a decrease of 7.6% compared with revenue of $1.0 billion for the year ended December 31, 2014.

Summary Operating Results (Unaudited)
('000s, except Earnings (Loss) Per Share and Book and Tangible Value Per Share)
	For the 3-Months Ended			For the Year Ended
	12/31/2015	12/31/2014	% Change	12/31/2015	12/31/2014	% Change
Revenue	$230,360	$254,928	(9.6)	$928,385	$1,004,464	(7.6)
Income (Loss) Before Income Tax Provision (Benefit)	$(4,243)	$9,595	*	$6,711	$25,736	(73.9)
Net Income (Loss) (1)	$(3,144)	$2,686	*	$1,962	$8,826	(77.8)
Earnings (Loss) Per Share (1)
Basic	$(0.23)	$0.20	*	$0.14	$0.65	(78.5)
Diluted	$(0.23)	$0.19	*	$0.14	$0.62	(77.4)
Weighted Average Number of Common Shares Outstanding
Basic	13,424	13,630	(1.5)	13,641	13,604	0.3
Diluted	13,424	14,349	(6.4)	14,292	14,251	0.3
	As of:
	12/31/2015	12/31/2014	% Change
Book Value Per Share	$38.84	$38.71	0.3
Tangible Book Value Per Share	$26.13	$26.27	(0.5)

(1)	Attributable to Oppenheimer Holdings Inc.
* Not comparable

U.S. equities markets recovered during the fourth quarter of 2015 with an increase of 6.5% amid increased market volatility and lower trading volumes. The increase in volatility was caused by a number of factors including anxiety around the timing of the Federal Reserve's decision on increasing short-term interest rates, the continued decline in oil and other commodity prices, the widening spreads in the credit markets, the perceived weakness in China's economy, and the pronounced sell-off in China's equities markets. The U.S. dollar continued to gain strength relative to other major global currencies. Emerging Markets were hit hard during the period due to a combination of declines in currencies and stock prices, as the slowdown in China and falling commodity prices had a negative impact. In the bond markets, spreads for energy and energy-related companies relative to Treasuries widened substantially as expectations of credit defaults increased.

Albert G. Lowenthal, Chairman and CEO commented, "Operating results for the period were significantly impacted by low levels of activity reflecting client concerns around the strength of the global economy and uncertainty surrounding action by the Federal Reserve on interest rates. Retail investor activity during the period continued to be very weak. Market volatility and slowing global growth contributed to lower equities underwriting activity during the period, which offset a modest pick-up in mergers and acquisitions activity. Trading results declined due to increased market volatility and lower levels of turnover. We were pleased with the performance of our Commercial Mortgage Banking business and the contribution from our fee-based business during the period as we see the continuing trend of clients migrating from brokerage to managed relationships.

With the exception of costs related to ongoing legal and regulatory matters, operating costs were well managed during the fourth quarter of 2015, but could not offset the decline in revenue for the period. The Company believes that its ongoing investment in new technology solutions will deliver a more competitive and effective platform to meet current and future requirements of clients as well as the compliance and regulatory information necessary to meet our responsibilities to clients in an era of enhanced regulatory expectations. The Company and its management recognize the importance of effective supervision, appropriate systems and controls, and an ethical culture to ensure success in today's competitive environment."

Financial Highlights

•
Commission revenue was $103.1 million for the fourth quarter of 2015, a decrease of 14.7% compared with $120.8 million for the fourth quarter of 2014 due to reduced transaction volumes from retail investors during the fourth quarter of 2015. For the year ended December 31, 2015, commission revenue was $417.6 million compared with $469.8 million for the year ended December 31, 2014, a decrease of 11.1% due to a lower financial adviser headcount and reduced transaction volumes from retail investors during the 2015 year.

•
Advisory fees were $67.5 million for the fourth quarter of 2015, a decrease of 6.4% compared with $72.1 million for the fourth quarter of 2014 due to decreases in advisory fees on traditional managed products. For the year ended December 31, 2015, advisory fees were $280.2 million compared with $281.7 million for the year ended December 31, 2014, a decrease of 0.5%.

•
Investment banking revenue decreased 5.6% to $29.7 million for the fourth quarter of 2015 compared with $31.4 million for the fourth quarter of 2014 due to lower fees from equities underwriting offset by higher fees from mergers and acquisitions activity during the fourth quarter of 2015. For the year ended December 31, 2015, investment banking revenue was $102.5 million compared with $125.6 million for the year ended December 31, 2014, a decrease of 18.4% due to decreases in equities underwriting fees and fees from mergers and acquisitions activity during the 2015 year.

•
Principal transactions revenue decreased 25.7% to $3.6 million during the fourth quarter of 2015 compared with $4.8 million for the fourth quarter of 2014 due to lower trading profits in fixed income trading offset by higher profits from interest rate lock commitments in the Commercial Mortgage Banking business during the fourth quarter of 2015. For the year ended December 31, 2015, principal transactions revenue was $20.5 million compared with $29.7 million for the year ended December 31, 2014, a decrease of 31.0% due to lower trading profits in equities and fixed income offset by higher profits from interest rate lock commitments in the Commercial Mortgage Banking business during the 2015 year.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended			For the Year Ended
	12/31/2015	12/31/2014	% Change	12/31/2015	12/31/2014	% Change
Revenue
Private Client	$125,487	$146,594	(14.4)	$521,526	$582,364	(10.4)
Asset Management	23,467	25,521	(8.0)	97,121	99,964	(2.8)
Capital Markets	77,307	77,273	—	279,589	298,597	(6.4)
Commercial Mortgage Banking	5,171	5,150	0.4	30,584	23,329	31.1
Corporate/Other	(1,072)	390	*	(435)	210	*
	230,360	254,928	(9.6)	928,385	1,004,464	(7.6)
Income (Loss) Before Income Tax Provision (Benefit)
Private Client	13,952	23,350	(40.2)	59,016	60,116	(1.8)
Asset Management	9,883	9,407	5.1	33,133	33,707	(1.7)
Capital Markets	(3,175)	(6,146)	(48.3)	5,167	17,819	(71.0)
Commercial Mortgage Banking	325	1,277	(74.5)	9,139	8,546	6.9
Corporate/Other	(25,228)	(18,293)	37.9	(99,744)	(94,452)	5.6
	$(4,243)	$9,595	*	$6,711	$25,736	(73.9)

* Not comparable

FOURTH QUARTER 2015 RESULTS

Private Client

Private Client reported revenue of $125.5 million for the fourth quarter of 2015, 14.4% lower than the fourth quarter of 2014, due to lower levels of transaction-based business during the fourth quarter of 2015. Income before income tax provision was $14.0 million for the fourth quarter of 2015, a decrease of 40.2% compared with the fourth quarter of 2014, due to lower levels of activity, as noted above, and by increases in legal and regulatory costs during the fourth quarter of 2015.

•
Client assets under administration were $78.7 billion at December 31, 2015 compared with $87.3 billion at December 31, 2014, a decrease of 9.9% primarily due to declines in the value of client holdings during the 2015 year.

•
Financial adviser headcount was 1,233 at the end of the fourth quarter of 2015, down from 1,324 at the end of the fourth quarter of 2014. The reduction primarily reflects the Company's ongoing review of financial adviser productivity, compliance, and client service.

•	Retail commissions were $58.1 million for the fourth quarter of 2015, a decrease of 22.2% from the fourth quarter of 2014.

•	Advisory fee revenue on traditional and alternative managed products was $45.3 million for the fourth quarter of 2015, a decrease of 5.6% from the fourth quarter of 2014.

◦
Incentive fees from the participation in hedge funds were $849,000 for the fourth quarter of 2015 compared with $321,000 for the fourth quarter of 2014. Incentive fees allocated to this business segment are computed at the fiscal year-end of the underlying fund when the measurement period ends and generally are earned in the fourth quarter of the Company's fiscal year.

•
The Company has discontinued offering retail money market funds and clients have transferred most of their client money market fund balances to FDIC-insured bank deposits. Interest earned on FDIC-insured bank deposits was $3.9 million for the fourth quarter of 2015 versus $1.7 million for the fourth quarter of 2014.

Money market fee waivers totaled Nil for the fourth quarter of 2015 compared with waivers of $7.7 million for the fourth quarter of 2014. The elimination of money market fee waivers was due to the movement of client assets out of money market fund products and into FDIC-insured bank deposits reflecting changes in regulatory rules that govern money market fund products.

Asset Management

Asset Management reported revenue of $23.5 million for the fourth quarter of 2015, 8.0% lower than the fourth quarter of 2014. Income before income tax provision was $9.9 million for the fourth quarter of 2015, an increase of 5.1% compared with the fourth quarter of 2014.

•
Advisory fee revenue on traditional and alternative managed products was $22.2 million for the fourth quarter of 2015, a decrease of 7.5% from the fourth quarter of 2014. Advisory fees are calculated based on the value of client assets under management ("AUM") at the end of the prior quarter which totaled $23.7 billion at September 30, 2015 ($26.0 billion at September 30, 2014) and are allocated to the Private Client and Asset Management business segments.

◦
Incentive fees from the participation in hedge funds were $676,000 for the fourth quarter of 2015 compared with $317,000 for the fourth quarter of 2014, an increase of 112.3%. Incentive fees allocated to this business segment are computed at the fiscal year-end of the underlying fund when the measurement period ends and generally are earned in the fourth quarter of the Company's fiscal year.

•
AUM decreased 6.9% to $24.1 billion at December 31, 2015, compared with $25.9 billion at December 31, 2014, which is the basis for advisory fee billings for the first quarter of 2016. The decrease in AUM was comprised of asset depreciation of $0.3 billion and net redemption of assets of $1.5 billion.

Capital Markets

Capital Markets reported revenue of $77.3 million for the fourth quarter of 2015, flat compared with the fourth quarter of 2014. Loss before income tax benefit was $3.2 million for the fourth quarter of 2015, approximately half of the loss before income tax benefit of $6.1 million for the fourth quarter of 2014 due to lower communications and technology expenses, clearing and trading fees, and legal costs during the fourth quarter of 2015.

•	Institutional equities commissions decreased 2.9% to $30.4 million for the fourth quarter of 2015 compared with the fourth quarter of 2014.

•
Advisory fees earned from investment banking activities increased 12.0% to $19.6 million for the fourth quarter of 2015 compared with the fourth quarter of 2014 due to an increase in mergers and acquisitions activity during the fourth quarter of 2015.

•	Equities underwriting fees decreased 37.8% to $5.1 million for the fourth quarter of 2015 compared with the fourth quarter of 2014.

•	Revenue from Taxable Fixed Income was flat at $16.4 million for the fourth quarter of 2015 compared with the fourth quarter of 2014.

•	Public Finance and Municipal Trading revenue decreased 13.8% to $5.6 million for the fourth quarter of 2015 compared with the fourth quarter of 2014.

Commercial Mortgage Banking

Commercial Mortgage Banking reported revenue of $5.2 million for the fourth quarter of 2015, 0.4% higher than the fourth quarter of 2014. Income before income tax provision was $325,000 for the fourth quarter of 2015, a decrease of 74.5% compared with the fourth quarter of 2014 due to increases in write-offs of mortgage servicing rights and legal fees.

•
Premium income earned from loan modifications was $5.3 million for the fourth quarter of 2015 compared with $3.1 million for the fourth quarter of 2014 as the Company modified 10 commercial loans (6 in the fourth quarter of 2014) with an aggregate principal loan balance of $77.6 million ($40.4 million in the fourth quarter of 2014).

•
Loan origination fees for the fourth quarter of 2015 were $436,000, a decrease of 50.8% compared with the fourth quarter of 2014, as the Company originated 2 commercial loans (9 in the fourth quarter of 2014) with an aggregate principal loan balance of $38.0 million ($87.0 million in the fourth quarter of 2014).

•	Net servicing revenue for the fourth quarter of 2015 was $1.5 million compared with $1.4 million for the fourth quarter of 2014, an increase of 7.2%.

•	Principal loan balances related to servicing activities totaled $4.1 billion at December 31, 2015, flat compared to December 31, 2014.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $159.2 million during the fourth quarter of 2015, a decrease of 7.2% compared with the fourth quarter of 2014. The decrease was due to lower production and share-based compensation expenses during the fourth quarter of 2015. Compensation and related expenses as a percentage of revenue was 69.1% during the fourth quarter of 2015 compared with 67.3% during the fourth quarter of 2014, reflecting the inelasticity of some forms of incentive compensation spread over a lower revenue base for the fourth quarter of 2015.

Non-Compensation Expenses

Non-compensation expenses were $75.4 million during the fourth quarter of 2015, an increase of 2.2% compared with $73.8 million during the fourth quarter of 2014 due to higher legal and consulting fees during the fourth quarter of 2015.

Provision for Income Taxes

The effective income tax rate for the fourth quarter of 2015 was 27.2% compared with 71.4% for the fourth quarter of 2014. The effective income tax rate for the fourth quarter of 2015 was negatively impacted by increases in provisions related to positions taken on state income tax returns as well as income tax provision to tax return true-ups that were recorded during the year.

FULL-YEAR 2015 RESULTS

Private Client

Private Client reported revenue of $521.5 million for the year ended December 31, 2015, 10.4% lower than the year ended December 31, 2014, due to lower levels of transaction-based business and a lower financial adviser headcount during the year ended December 31, 2015. Income before income tax provision was $59.0 million for the year ended December 31, 2015, a decrease of 1.8% compared with the year ended December 31, 2014, due to lower levels of activity, as noted above, partially offset by decreases in legal and regulatory costs during the year ended December 31, 2015.

•	Retail commissions were $246.6 million for the year ended December 31, 2015, a decrease of 18.0% from the year ended December 31, 2014.

•	Advisory fee revenue on traditional and alternative managed products was $188.6 million for the year ended December 31, 2015, an increase of 0.6% from the year ended December 31, 2014.

◦	Incentive fees from the participation in hedge funds were $870,000 for the year ended December 31, 2015 compared with $366,000 over the 2014 year, an increase of 137.7%.

•
Interest earned on FDIC-insured bank deposits was $12.3 million for the year ended December 31, 2015 versus $5.6 million for the year ended December 31, 2014. Money market fee waivers totaled $6.3 million for the year ended December 31, 2015 compared with waivers of $31.0 million for the year ended December 31, 2014.

Asset Management

Asset Management reported revenue of $97.1 million for the year ended December 31, 2015, 2.8% lower than the year ended December 31, 2014 due to decreases in advisory fees on traditional managed products. Income before income tax provision was $33.1 million for the year ended December 31, 2015, a decrease of 1.7% compared with the year ended December 31, 2014.

•	Advisory fee revenue on traditional and alternative managed products was $91.7 million for the year ended December 31, 2015, a decrease of 2.0% from the year ended December 31, 2014.

◦	Incentive fees from the participation in hedge funds were $691,000 for the year ended December 31, 2015 compared with $415,000 for the year ended December 31, 2014, an increase of 66.5%.

Capital Markets

Capital Markets reported revenue of $279.6 million for the year ended December 31, 2015, 6.4% lower than the year ended December 31, 2014, primarily due to lower advisory fees from mergers and acquisitions activity and equities underwriting fees. Income before income tax provision was $5.2 million for the year ended December 31, 2015, a decrease of 71.0% compared with income before income tax provision of $17.8 million for the year ended December 31, 2014.

•	Institutional equities commissions increased 0.4% to $115.9 million for the year ended December 31, 2015 compared with the year ended December 31, 2014.

•
Advisory fees earned from investment banking activities decreased 22.6% to $41.8 million for the year ended December 31, 2015 compared with the year ended December 31, 2014 due to a decrease in mergers and acquisitions activity during the year ended December 31, 2015.

•	Equities underwriting fees decreased 25.1% to $35.3 million for the year ended December 31, 2015 compared with the year ended December 31, 2014.

•	Revenue from Taxable Fixed Income increased 0.5% to $65.3 million for the year ended December 31, 2015 compared with the year ended December 31, 2014.

•	Public Finance and Municipal Trading revenue decreased 6.0% to $21.9 million for the year ended December 31, 2015 compared with the year ended December 31, 2014.
Commercial Mortgage Banking

Commercial Mortgage Banking reported revenue of $30.6 million for the year ended December 31, 2015, 31.1% higher than the year ended December 31, 2014, primarily due to increases in loan modifications of commercial mortgages offset by lower loan originations during the year ended December 31, 2015. Income before income tax provision was $9.1 million for the year ended December 31, 2015, an increase of 6.9% compared with the year ended December 31, 2014.

•
Premium income earned from loan modifications was $30.5 million for the year ended December 31, 2015 compared with $9.9 million for the year ended December 31, 2014 as the Company modified 43 commercial loans (19 in the year ended December 31, 2014) with an aggregate principal loan balance of $363.4 million ($119.1 million in the year ended December 31, 2014).

•
Loan origination fees for the year ended December 31, 2015 were $3.6 million, a decrease of 20.0% compared with the year ended December 31, 2014, as the Company originated 23 commercial loans (36 in the year ended December 31, 2014) with an aggregate principal loan balance of $305.7 million ($285.4 million in the year ended December 31, 2014) due to lower loan origination rates charged during the year ended December 31, 2015.

•	Net servicing revenue for the year ended December 31, 2015 was $6.0 million compared with $5.6 million for the year ended December 31, 2014, an increase of 7.1%.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $623.2 million during the year ended December 31, 2015, a decrease of 6.2% compared with the year ended December 31, 2014. The decrease was due to lower production, incentive, share-based, and deferred compensation expenses during the year ended December 31, 2015. Compensation and related expenses as a percentage of revenue was 67.1% during the year ended December 31, 2015 compared with 66.2% during the year ended December 31, 2014, reflecting the inelasticity of some forms of incentive compensation spread over a lower revenue base for the year ended December 31, 2015.

Non-Compensation Expenses

Non-compensation expenses were $298.4 million during the year ended December 31, 2015, a decrease of 5.0% compared with $314.1 million during the year ended December 31, 2014 as lower legal and regulatory costs were offset by higher professional and consulting fees and clearing charges during the year ended December 31, 2015.

Provision for Income Taxes

The effective income tax rate for the year ended December 31, 2015 was 56.8% compared with 62.8% for the year ended December 31, 2014. The effective income tax rate for the year ended December 31, 2015 was negatively impacted by increases in provisions related to positions taken on state income tax returns as well as income tax provision to tax return true-ups that were recorded during the year.

Balance Sheet and Liquidity

•	At December 31, 2015, total equity was $525.1 million compared with $533.7 million at December 31, 2014.

•	At December 31, 2015, book value per share was $38.84 (compared with $38.71 at December 31, 2014) and tangible book value per share was $26.13 (compared with $26.27 at December 31, 2014).

•
The Company's level 3 assets, primarily auction rate securities, were $104.3 million at December 31, 2015 (compared with $108.7 million at December 31, 2014). The decrease in level 3 assets was primarily due to decreases in auction rate securities held.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on February 26, 2016 to holders of Class A non-voting and Class B voting common stock of record on February 12, 2016.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, investment management, and commercial mortgage banking. With roots tracing back to 1881, the firm is headquartered in New York and has 85 offices in 24 states and 6 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Oppenheimer Holdings Inc.
Consolidated Income Statement (unaudited)
('000s, except EPS)
	For the 3-Months Ended			For the Year Ended
	12/31/2015	12/31/2014	% Change	12/31/2015	12/31/2014	% Change
REVENUE
Commissions	$103,065	$120,767	(14.7)	$417,559	$469,829	(11.1)
Advisory fees	67,481	72,088	(6.4)	280,247	281,680	(0.5)
Investment banking	29,667	31,434	(5.6)	102,540	125,598	(18.4)
Interest	13,582	11,857	14.5	51,031	49,244	3.6
Principal transactions, net	3,577	4,816	(25.7)	20,503	29,699	(31.0)
Other	12,988	13,966	(7.0)	56,505	48,414	16.7
	230,360	254,928	(9.6)	928,385	1,004,464	(7.6)

EXPENSES
Compensation and related expenses	159,175	171,506	(7.2)	623,226	664,641	(6.2)
Communications and technology	16,860	16,909	(0.3)	66,910	67,170	(0.4)
Occupancy and equipment costs	15,224	15,907	(4.3)	63,144	63,012	0.2
Clearing and exchange fees	6,480	6,824	(5.0)	26,022	24,709	5.3
Interest	4,367	4,098	6.6	17,323	17,801	(2.7)
Other	32,497	30,089	8.0	125,049	141,395	(11.6)
	234,603	245,333	(4.4)	921,674	978,728	(5.8)

Income (loss) before income tax provision (benefit)	(4,243)	9,595	*	6,711	25,736	(73.9)
Income tax provision (benefit)	(1,152)	6,826	*	3,813	16,175	(76.4)
Net income (loss) for the period	(3,091)	2,769	*	2,898	9,561	(69.7)
Less net income attributable to non-controlling interest, net of tax	53	83	(36.1)	936	735	27.3
Net income (loss) attributable to Oppenheimer Holdings Inc.	$(3,144)	$2,686	*	$1,962	$8,826	(77.8)

Earnings (loss) per share attributable to Oppenheimer Holdings Inc.
Basic	$(0.23)	$0.20	*	$0.14	$0.65	(78.5)
Diluted	$(0.23)	$0.19	*	$0.14	$0.62	(77.4)

Weighted Average Number of Common Shares Outstanding
Basic	13,424	13,630	(1.5)	13,641	13,604	0.3
Diluted	13,424	14,349	(6.4)	14,292	14,251	0.3

* Not comparable